UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)        October 4, 2004
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                        Parametric Technology Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)

       0-18059                                            04-2866152
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(Commission File Number)                       (IRS Employer Identification No.)

          140 Kendrick Street
        Needham, Massachusetts                                    02494-2714
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (781) 370-5000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                Section 1 - Registrant's Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement

Adoption of Executive Incentive Performance Plan for Fiscal 2005. On October 4, 2004, the Compensation Committee of the Company's Board of Directors adopted an incentive performance plan for executive officers, including the Company's Chief Executive Officer, for the 2005 fiscal year. Pursuant to the plan, the Committee designated for each officer a target cash bonus amount and thresholds for both revenue and operating margin to be met in fiscal 2005 by the Company or one of its divisions, as applicable, in order for the bonus to be paid. The executive officers designated to participate in the plan are: C. Richard Harrison, Chief Executive Officer & President, Barry F. Cohen, Executive Vice President, Strategic Services & Partners, Paul J. Cunningham, Executive Vice President, Sales, Anthony DiBona, Executive Vice President, Maintenance, James E. Heppelmann, Executive Vice President, Software Solutions and Chief Technology Officer, Cornelius F. Moses, Executive Vice President and Chief Financial Officer, and Aaron C. von Staats, Senior Vice President, General Counsel.

Under the plan, an officer's target bonus is split into two halves. With respect to the first 50%, the Committee determined that no bonus would be paid unless the Company meets designated minimum revenue and operating margin thresholds (the "Minimum Performance Metrics"), whereupon the officer would be eligible for a payout of 20% of the officer's target bonus. The bonus payable would then increase proportionately up to the full 50% of the respective target bonus if the Company meets higher revenue thresholds up to a designated threshold (the "Target Performance Metric").

Payment of the second 50% of an officer's bonus will be determined differently for two groups of officers. For the Chief Executive Officer, the Chief Technology Officer, the Chief Financial Officer and the General Counsel, payment of the second 50% of the target bonus would be contingent upon the Company meeting both the Minimum Performance Metrics and the Target Performance Metric. For the Executive Vice President of Sales, the Executive Vice President, Maintenance and the Executive Vice President, Strategic Services and Partners, payment of part or all of the second 50% of the officer's respective target bonus will be contingent upon the Company meeting the Minimum Performance Metrics and the officer's particular division meeting one or more additional revenue thresholds.

In order to provide an additional performance incentive, if the Company exceeds the Target Performance Metric and revenues meet certain additional criteria, each officer would become eligible for an additional bonus of up to 50% of the officer's respective target bonus.

The aggregate of the target bonuses for the seven executive officers is $2,275,000. The aggregate of the additional bonuses that may be paid under the plan is $1,137,500 (i.e. 50% of the aggregate target bonus).





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Parametric Technology Corporation



Date: October 8, 2004               By: /s/ Cornelius F. Moses, III
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                                       Cornelius F. Moses, III
                                       Executive Vice President and
                                       Chief Financial Officer